EXHIBIT 99.1
NEWS RELEASE

Schnitzer Steel Receives Nasdaq Notice Regarding Delayed Filing of Form 10-Q

PORTLAND, Ore. - July 21, 2006 - Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) announced today that as a result of the delay in its filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q due to the Company’s decision to restate the consolidated statements of cash flows contained in the Company’s Annual Report on Form 10-K for the fiscal year ended 2005, certain unaudited condensed consolidated statements of cash flows contained in the Company’s Quarterly Reports on 10-Q for the fiscal quarters ended May 31, 2005, November 30, 2005 and February 28, 2006 and certain unaudited condensed consolidated statements of operations contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters November 30, 2005 and February 28, 2006 previously reported by the Company, on July 18, 2006 the Company received a Nasdaq Staff Determination indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) and the Company’s Class A Common Stock is subject to delisting from The Nasdaq National Market. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination, which will stay delisting pending the hearing and a decision by the Panel.

As previously reported the Company has determined that the reclassification of the amounts in the consolidated statements of operations and consolidated statements of cash flows will have no impact on previously reported net income or earnings per share. The Company will file with the Securities and Exchange Commission the restated financial statements and its Quarterly Report on Form 10-Q for the fiscal 2006 third quarter ended May 31, 2006 as soon as practicable.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metals products in the United States with 28 operating facilities located in 11 states throughout the country, including six export facilities located on both the East and West Coasts and in Hawaii. The Company’s vertically integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company’s auto parts business sells used auto parts through its 34 Pick-N-Pull self service facilities and 18 GreenLeaf full service facilities located in 14 states and western Canada. With an annual production capacity of 700,000 tons, the Company’s steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 100th year of operations in 2006.

Certain statements in this new release are “forward-looking statements” within the meaning of U.S. federal securities laws. The Company intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Company’s plan to request a hearing before a Nasdaq Listing Qualifications Panel, to file restatements of certain previously reported results and to file the Company’s Quarterly Report on Form 10-Q for the fiscal 2006 third quarter ended May 31, 2006. Certain factors could cause actual results to differ materially from the information set forth in these forward-looking statements. Many of these factors and events are beyond the Company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this news release. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

CONTACT:	Schnitzer Steel Industries, Inc. Rob Stone, 503-224-9900 (Investor Relations) Tom Zelenka, 503-323-2821 (Press Relations) www.schnitzersteel.com ir@schn.com